UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

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TERRITORIAL BANCORP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Leading Independent Proxy Advisory Firm Glass Lewis Joins ISS in Recommending that Territorial Shareholders Vote “FOR” Merger with Hope Bancorp

Glass Lewis Recognizes the Value Creation and Additional Upside that the Hope Bancorp Merger Provides to Territorial Shareholders

Glass Lewis Acknowledges the Substantial Concerns and Risks Posed by Blue Hill’s Secrecy, Lack of Transparency and the Absence of Crucial, Material Information

Glass Lewis Agrees with Board’s Decision Not to Consider the Blue Hill Preliminary Indication of Interest a Superior Proposal

Territorial Board Urges Shareholders to Follow the Recommendations from Glass Lewis and ISS and Vote “FOR” the Hope Bancorp Merger TODAY

HONOLULU, Oct. 25, 2024 -- Territorial Bancorp Inc. (NASDAQ: TBNK) (“Territorial” or the “Company”) today announced that leading independent proxy advisory firm Glass, Lewis & Co., LLC (“Glass Lewis”) has joined Institutional Shareholder Services (“ISS”) in recommending that Territorial shareholders vote “FOR” the Company’s pending merger with Hope Bancorp, Inc. (NASDAQ: HOPE) (“Hope Bancorp”).

The Company’s Special Meeting of Stockholders to vote on the transaction is scheduled to be held on November 6, 2024 at 8:30am, Hawai‘i Time. Time is short. The Special Meeting is fast approaching. Territorial shareholders are urged to vote TODAY. Voting is simple. For more information, visit the Company’s website at https://www.territorialandhopecombination.com.

Commenting on the Glass Lewis and ISS reports, Territorial issued the following statement:

The Territorial Board of Directors and management team collectively own 9.2% of Territorial’s outstanding shares. We are confident that the Hope Bancorp transaction is the best path forward for Territorial, our shareholders, customers, employees and the local communities we serve. We have already voted all of our shares FOR the transaction, and we urge our fellow Territorial shareholders to join us and also follow the recommendations from the Territorial Board, Glass Lewis and ISS by voting FOR the Hope Bancorp transaction today.

Glass Lewis stated in its October 24, 2024 reporti:

On the favorable financial aspects associated with the Hope Bancorp merger:

•	“Since the merger consideration in the proposed Hope transaction solely comprises Hope shares, current Territorial shareholders will have the opportunity to benefit from ongoing participation in a profitable, enlarged bank that is expected to be better equipped, compared to Territorial on a standalone basis, to work through various challenges and headwinds amid an uncertain economic environment.”

•	“From a quantitative perspective, the results of the dividend discount model analysis performed by KBW suggest that the implied value of the proposed Exchange Ratio is relatively favorable.”

On the uncertainty, risks and concerns associated with Blue Hill’s preliminary indication of interest, including its lack of financing, the secrecy of its investors and doubts about its ability to close a transaction at all:

•	“We also believe that, to date, Blue Hill has provided insufficient disclosures to the Board and to shareholders regarding key details of its proposal.”

•	“In our view, the lack of such crucial information, which Blue Hill insists on keeping confidential, coupled with the uncertainties connected with Blue Hill's need to conduct due diligence to confirm its offer price, casts serious doubts as to the risks and closing certainty of Blue Hill's proposed deal.”

•	“Blue Hill has not provided any form of supporting evidence as to why the Blue Hill Investors would not be considered as ‘acting in concert’ by the relevant regulatory authorities, which may validate the Board's concerns regarding the complexity and uncertainties connected to the Blue Hill Proposal.”

In affirming that the Territorial Board reached the right conclusion with respect to the Blue Hill preliminary indication of interest and the determination that it is not a superior proposal or likely to lead to a proposal that is superior to the Hope Bancorp transaction:

•	“any direct engagement between the Board and Blue Hill could be seen as a breach of the covenants in the Merger Agreement.”

•	“we ultimately believe the Board's decision not to deem the Blue Hill Proposal a superior proposal to be the most prudent approach, particularly given Blue Hill's lack of serious attempts to address the Board's concerns regarding the uncertainties of the Blue Hill Proposal.”

•	“We acknowledge that the Blue Hill Proposal offers a meaningfully higher headline price to Territorial shareholders...However, we believe the Board has raised valid concerns regarding the uncertainty and significant conditionality of the Blue Hill Proposal.”

Your Vote is Important

Territorial Shareholders are Urged to Vote FOR the Hope Bancorp Merger TODAY.

Voting is quick and easy.

Vote well in advance of the Special Meeting on November 6, 2024 at 8:30 a.m. HST.

Call toll-free:
(888) 742-1305

Banks and brokers should call:
(516) 933-3100

Email: info@laurelhill.com
Electronically: www.proxyvote.com

About Us

Territorial Bancorp Inc., headquartered in Honolulu, Hawaiʻi, is the stock holding company for Territorial Savings Bank. Territorial Savings Bank is a state-chartered savings bank which was originally chartered in 1921 by the Territory of Hawaiʻi. Territorial Savings Bank conducts business from its headquarters in Honolulu, Hawaiʻi, and has 28 branch offices in the state of Hawaiʻi. For additional information, please visit https://www.tsbhawaii.bank/.

Additional Information about the Hope Merger and Where to Find It

In connection with the proposed Hope Merger, Hope has filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4, containing the Proxy Prospectus, which has been mailed or otherwise delivered to Territorial’s stockholders on or about August 29, 2024, as supplemented September 12, 2024. Hope and Territorial may file additional relevant materials with the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. You may obtain any of the documents filed with or furnished to the SEC by Hope or Territorial at no cost from the SEC’s website at www.sec.gov.

Forward-Looking Statements

Some statements in this news release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the low-cost core deposit base, diversification of the loan portfolio, expansion of market share, capital to support growth, strengthened opportunities, enhanced value, geographic expansion, and statements about the proposed transaction being immediately accretive. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, Territorial Bancorp claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. Hope Bancorp’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The closing of the proposed transaction is subject to regulatory approvals, the approval of Territorial Bancorp stockholders, and other customary closing conditions. There is no assurance that such conditions will be met or that the proposed merger will be consummated within the expected time frame, or at all. If the transaction is consummated, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: difficulties and delays in integrating Hope Bancorp and Territorial Bancorp and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees and customers, may be greater than expected; and required governmental approvals of the merger may not be obtained on its proposed terms and schedule, or without regulatory constraints that may limit growth. Other risks and uncertainties include, but are not limited to: possible further deterioration in economic conditions in Hope Bancorp’s or Territorial Bancorp’s areas of operation or elsewhere; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying Hope Bancorp’s or Territorial Bancorp’s allowances for credit losses; potential increases in deposit insurance assessments and regulatory risks associated with current and future regulations; the outcome of any legal proceedings that may be instituted against Hope Bancorp or Territorial Bancorp; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both parties to the proposed transaction; and diversion of management’s attention from ongoing business operations and opportunities. For additional information concerning these and other risk factors, see Hope Bancorp’s and Territorial Bancorp’s most recent Annual Reports on Form 10-K. Hope Bancorp and Territorial Bancorp do not undertake, and specifically disclaim any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Investor / Media Contacts:

Walter Ida

SVP, Director of Investor Relations

808-946-1400

walter.ida@territorialsavings.net

i Permission to use quotes neither sought nor obtained